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                                                   Exhibit 99.1



                   CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Quarterly Report of New Harvest Capital Corporation (the "Company") on Form 10-QSB for the period ending January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph L. Murphy, President, Chief Executive Officer, and Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)  The Report fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Dated:  March 21, 2003

                               /s/Joseph L. Murphy
                               ------------------------------
                               Name:  Joseph L. Murphy
                               Title: Chief Executive Officer
                                      (Principal Executive Officer)




     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended.